     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2002


                                                      REGISTRATION NO. 333-86910
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                AMENDMENT NO. 3
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                             CIT GROUP INC. (DEL)*

             (Exact name of registrant as specified in its charter)

               DELAWARE                                  6172                                 65-1095289
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                 Identification No.)

                         ------------------------------

                          1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 536-1390

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                JOSEPH M. LEONE
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 536-1390

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

      MEREDITH B. CROSS                FATI SADEGHI                 ROBERT J. INGATO            ARNOLD B. PEINADO, III
 WILMER, CUTLER & PICKERING      SENIOR CORPORATE COUNSEL     EXECUTIVE VICE PRESIDENT AND     MILBANK, TWEED, HADLEY &
     2445 M STREET, N.W.        C/O TYCO INTERNATIONAL (US)          GENERAL COUNSEL                  MCCLOY LLP
   WASHINGTON, D.C. 20037                  INC.                      CIT GROUP INC.             1 CHASE MANHATTAN PLAZA
       (202) 663-6000                  ONE TYCO PARK                   1 CIT DRIVE             NEW YORK, NEW YORK 10005
                                EXETER, NEW HAMPSHIRE 03833   LIVINGSTON, NEW JERSEY 07039          (212) 530-5000
                                      (603) 778-9700                 (973) 740-5000

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         ------------------------------

* Prior to the closing of this offering and in connection with the reorganization described in this Registration Statement, CIT Group Inc.
    (Del) will be renamed CIT Group Inc.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    The following sets forth the various expenses in connection with the offering and sale of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the New York Stock Exchange listing fee and the NASD filing fee. All of the expenses will be paid by CIT, except Tyco will pay all legal fees and expenses and certain accounting fees and expenses related to the sale by the selling stockholder.



Securities and Exchange Commission registration fee.........  $  657,800
NASD filing fee.............................................      30,500
New York Stock Exchange listing fee.........................     250,000
Legal fees and expenses.....................................   3,000,000
Accounting fees and expenses................................   1,000,000
Blue Sky fees and expenses (including legal fees)...........      10,000
Printing and engraving expenses.............................     750,000
Transfer agent and subscription agent fees..................      25,200
Miscellaneous...............................................      26,500
                                                              ----------

Total.......................................................  $5,750,000



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


    Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

    Our certificate of incorporation and by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to us or our stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit.

    In addition, we maintain liability insurance for our directors and officers.

    Reference is made to the form of Indemnification Agreement to be entered into between us and each of our directors, officers and persons named as about to become directors filed as an exhibit to this Registration Statement pursuant to which we will agree to indemnify such persons to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    On April 24, 2002, in connection with the initial capitalization of the Registrant, the Registrant sold 100 shares of common stock at par value of $0.01 per share to Tyco Capital Holding, Inc. in a private placement that was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.

INSERT 16. EXHIBITS

    The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (b) The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of June, 2002.


                                                       CIT GROUP INC. (DEL)

                                                       By:             /s/ JOSEPH M. LEONE
                                                            -----------------------------------------
                                                                         Joseph M. Leone
                                                                   EXECUTIVE VICE PRESIDENT AND
                                                                     CHIEF FINANCIAL OFFICER
                                                                       (PRINCIPAL FINANCIAL
                                                                     AND ACCOUNTING OFFICER)


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on June 26, 2002 in the capacities indicated below.



                        NAME                                               TITLE
                        ----                                               -----
                /s/ JOHN F. FORT, III
     -------------------------------------------       Director
                  John F. Fort, III

                                    *
     -------------------------------------------       President, Chief Executive Officer and
                Albert R. Gamper, Jr.                    Director (Principal Executive Officer)

                 /s/ JOSEPH M. LEONE                   Executive Vice President, Chief Financial
     -------------------------------------------         Officer and Director (Principal Financial
                   Joseph M. Leone                       and Accounting Officer)

                                    *
     -------------------------------------------       Director
                   Mark H. Swartz

                                    *
     -------------------------------------------       Director
                    J. Brad McGee

* By power of attorney

                 /s/ JOSEPH M. LEONE
     -------------------------------------------
                   Joseph M. Leone
                  ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


EXHIBIT NO.             DESCRIPTION
-----------             ------------------------------------------------------------
         1.1            Form of Underwriting Agreement (Filed herewith).

         3.1            Restated Certificate of Incorporation of the Registrant
                        (Filed herewith).

         3.2            Certificate of Amendment of Restated Certificate of
                        Incorporation of the Registrant (Filed herewith).

         3.3            By-laws of the Registrant (Filed herewith).

         4.1            Form of Certificate of Common Stock of CIT (Filed herewith).

         4.2            Form of Indenture dated as of September 24, 1998 by and
                        between CIT (formerly known as Tyco Capital Corporation and
                        Tyco Acquisition Corp. XX (NV) and successor to The CIT
                        Group, Inc.) and The Bank of New York, as trustee, for the issuance of unsecured and unsubordinated debt securities
                        (Incorporated by reference to an Exhibit to Form S-3 filed by CIT on September 24, 1998).

         4.3            First Supplemental Indenture dated as of June 1, 2001 among
                        CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), CIT Holdings (NV) Inc. and The Bank of New York, as
                        trustee, for the issuance of unsecured and unsubordinated
                        debt securities (Incorporated by reference to Exhibit 4.2g to Amendment No. 1 to Form S-3 filed by CIT on August 8,
                        2001).

         4.4            Second Supplemental Indenture dated as of February 14, 2002 to an Indenture dated as of September 24, 1998, as
                        supplemented by the First Supplemental Indenture dated as of
                        June 1, 2001, by and between CIT Group Inc. (formerly know as Tyco Capital Corporation and Tyco Acquisition Corp. XX
                        (NV) and successor to The CIT Group, Inc.) and The Bank of
                        New York, as trustee, for the issuance of unsecured and
                        unsubordinated debt securities (Incorporated by reference to
                        Exhibit 4.1 to Form 8-K filed by CIT on February 22, 2002).

         4.5            Form of Indenture dated as of September 24, 1998 by and
                        between CIT (formerly known as Tyco Capital Corporation and
                        Tyco Acquisition Corp. XX (NV) and successor to The CIT
                        Group, Inc.) and Bank One Trust Company, N.A., as trustee, for the issuance of unsecured and unsubordinated debt
                        securities (Incorporated by reference to an Exhibit to Form
                        S-3 filed by CIT on September 24, 1998).

         4.6            First Supplemental Indenture dated as of May 9, 2001 among
                        CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), Bank One Trust Company, N.A., as trustee, and Bank
                        One NA, London Branch, as London Paying Agent and London
                        Calculation Agent (Incorporated by reference to Exhibit 4.2d to Post-Effective Amendment No. 1 to Form S-3 filed by CIT on May 11, 2001).

         4.7            Second Supplemental Indenture dated as of June 1, 2001 among
                        CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), CIT Holdings (NV) Inc. and Bank One Trust Company,
                        N.A., as trustee (Incorporated by reference to Exhibit 4.2e to Form S-3 filed by CIT on June 7, 2001).

         4.8            Third Supplemental Indenture dated as of February 14, 2002 to an Indenture dated as of September 24, 1998, as
                        supplemented by the First Supplemental Indenture dated as of
                        May 9, 2001 and the Second Supplemental Indenture dated as of June 1, 2001, by and between CIT Group Inc. (formerly
                        known as Tyco Capital Corporation and Tyco

EXHIBIT NO.             DESCRIPTION
-----------             ------------------------------------------------------------
                        Acquisition Corp. XX (NV) and successor to The CIT
                        Group, Inc.) and Bank One Trust Company, N.A., as trustee, for the issuance of unsecured and unsubordinated debt
                        securities (Incorporated by reference to Exhibit 4.2 to
                        Form 8-K filed by CIT on February 22, 2002).

         4.9            Form of Indenture dated as of September 24, 1998 by and
                        between CIT (formerly known as Tyco Capital Corporation and
                        Tyco Acquisition Corp. XX (NV) and successor to The CIT
                        Group, Inc.) and The Bank of New York, as trustee, for the issuance of unsecured and senior subordinated debt
                        securities (Incorporated by reference to an Exhibit to Form
                        S-3 filed by CIT September 24, 1998).

         4.10           First Supplemental Indenture dated as of June 1, 2001 among
                        CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), CIT Holdings (NV) Inc. and The Bank of New York, as
                        trustee, for the issuance of unsecured and senior
                        subordinated debt securities (Incorporated by reference to
                        Exhibit 4.2f to Form S-3 filed by CIT on June 7, 2001).

         4.11           Second Supplemental Indenture dated as of February 14, 2002 to an Indenture dated as of September 24, 1998, as
                        supplemented by the First Supplemental Indenture dated as of
                        June 1, 2001, by and between CIT Group Inc. (formerly known as Tyco Capital Corporation and Tyco Acquisition Corp. XX
                        (NV) and successor to The CIT Group, Inc.) and The Bank of
                        New York, as trustee, for the issuance of unsecured senior subordinated debt securities (Incorporated by reference to
                        Exhibit 4.3 to Form 8-K filed by CIT on February 22, 2002).

         4.12           Certain instruments defining the rights of holders of CIT's long-term debt, none of which authorize a total amount of
                        indebtedness in excess of 10% of the total amounts
                        outstanding of CIT and its subsidiaries on a consolidated
                        basis have not been filed as exhibits. CIT agrees to furnish a copy of these agreements to the Commission upon request.

         5.1            Opinion of Wilmer, Cutler & Pickering (Filed herewith).

        10.1            Agreement dated as of June 1, 2001 between CIT Holdings (NV)
                        Inc., a wholly-owned subsidiary of Tyco International Ltd., and CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), a Nevada corporation, regarding transactions between
                        CIT Holdings and CIT (Incorporated by reference to Exhibit
                        10.13 to Form 8-K filed by CIT on June 7, 2001).

        10.2            Form of Separation Agreement by and between Tyco
                        International Ltd. and CIT dated as of       , 2002
                        (Previously filed).

        10.3 Form of Financial Services Cooperation Agreement by and between Tyco International Ltd. and CIT dated as of
                                    , 2002 (Previously filed).

        10.4            364-Day Credit Agreement, dated as of March 28, 2000, among
                        CIT Group Inc. (formerly known as Tyco Capital Corporation and The CIT Group, Inc.), the banks party thereto, J.P.
                        Morgan Securities Inc. (formerly known as Chase Securities
                        Inc.), as Arranger, Barclays Bank PLC, Bank of America,
                        N.A., Citibank, N.A. and The Dai-Ichi Kangyo Bank, Limited,
                        as Syndication Agents, and JP Morgan Chase Bank (formerly
                        known as The Chase Manhattan Bank), as Administrative Agent
                        ("364-Day Credit Agreement") (Incorporated by reference to
                        Exhibit 10.2 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.5            Amendment No. 1 to 364-Day Credit Agreement, dated as of
                        March 27, 2001 (Incorporated by reference to Exhibit 10.3 to
                        Form 10-Q filed by CIT on February 14, 2002).

EXHIBIT NO.             DESCRIPTION
-----------             ------------------------------------------------------------
        10.6            Assumption Agreement, dated as of June 1, 2001, to 364-Day
                        Credit Agreement (Incorporated by reference to Exhibit 10.4 to Form 10-Q filed by CIT on February 14, 2002).

        10.7            Additional Bank Agreement, dated as of August 1, 2000, to
                        364-Day Credit Agreement (Incorporated by reference to
                        Exhibit 10.5 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.8            5-Year Credit Agreement, dated as of March 28, 2000, among
                        CIT Group Inc. (formerly known as Tyco Capital Corporation and The CIT Group, Inc.), the banks party thereto, J.P.
                        Morgan Securities Inc. (formerly known as Chase Securities
                        Inc.), as Arranger, Barclays Bank PLC, Bank of America,
                        N.A., Citibank, N.A. and The Dai-Ichi Kangyo Bank, Limited,
                        as Syndication Agents, and JP Morgan Chase Bank (formerly
                        known as The Chase Manhattan Bank), as Administrative Agent
                        ("5 Year Credit Agreement") (Incorporated by reference to
                        Exhibit 10.6 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.9            Assumption Agreement, dated as of June 1, 2001, to 5 Year
                        Credit Agreement (Incorporated by reference to Exhibit 10.7 to Form 10-Q filed by CIT on February 14, 2002).

        10.10           Additional Bank Agreement, dated as of August 1, 2000, to 5
                        Year Credit Agreement (Incorporated by reference to Exhibit
                        10.8 to Form 10-Q filed by CIT on February 14, 2002).

        10.11           $765,000,000 Credit Agreement, dated as of April 13, 1998, among Capita Corporation (formerly known as AT&T Capital
                        Corporation), as Borrower, CIT Group Inc. (formerly known as
                        Tyco Capital Corporation and The CIT Group, Inc.), as
                        Guarantor, the banks party thereto (the "Banks"), JP Morgan
                        Chase Bank (formerly known as Morgan Guaranty Trust Company of New York), as Administrative Agent, Canadian Imperial
                        Bank of Commerce, as Syndication Agent, JP Morgan Chase Bank
                        (formerly known as The Chase Manhattan Bank) and Deutsche
                        Bank AG, New York Branch, as Co-Documentation Agents, and
                        J.P. Morgan Securities Inc. and CIBC Oppenheimer Corp., as
                        Arrangers ("Capita Corporation Credit Agreement")
                        (Incorporated by reference to Exhibit 10.9 to Form 10-Q
                        filed by CIT on February 14, 2002).

        10.12 Amendment No. 1 to Capita Corporation Credit Agreement, dated as of April 9, 1999 (Incorporated by reference to Exhibit 10.10 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.13           Amendment No. 2 to Capita Corporation Credit Agreement,
                        dated as of November 15, 1999 (Incorporated by reference to
                        Exhibit 10.11 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.14 Amendment No. 3 to Capita Corporation Credit Agreement, dated as of May 30, 2001 (Incorporated by reference to Exhibit 10.12 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.15           Assumption Agreement, dated as of June 1, 2001, to Capita
                        Corporation Credit Agreement (Incorporated by reference to
                        Exhibit 10.13 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.16 Guaranty by CIT Group Inc., dated as of November 15, 1999, of Capita Corporation Credit Agreement (Incorporated by reference to Exhibit 10.14 to Form 10-Q filed by CIT on February 14, 2002).

EXHIBIT NO.             DESCRIPTION
-----------             ------------------------------------------------------------
        10.17           364-Day Credit Agreement, dated as of March 27, 2001, among
                        CIT Financial Ltd., the banks party thereto, as lenders,
                        Royal Bank of Canada, as Administrative Agent, and Canadian
                        Imperial Bank of Commerce and The Chase Manhattan Bank of
                        Canada, as Syndication Agents ("Canadian 364-Day Credit
                        Agreement") (Incorporated by reference to Exhibit 10.15 to
                        Form 10-Q filed by CIT on February 14, 2002).

        10.18           Guaranty of CIT Group Inc., dated as of March 27, 2001, of
                        Canadian 364-Day Credit Agreement (Incorporated by reference to Exhibit 10.16 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.19 Retention Agreement for Albert R. Gamper, Jr., as proposed to be amended (Filed herewith).

        10.20           Retention Agreement for Joseph M. Leone (Filed herewith).

        10.21           Retention Agreement for Thomas B. Hallman (Filed herewith).

        10.22 Retention Agreement for Lawrence A. Marsiello (Filed herewith).

        10.23           Retention Agreement for Nikita Zdanow (Filed herewith).

        10.24           Executive Severance Plan (Filed herewith).

        10.25           Long-Term Equity Compensation Plan (Filed herewith).

        10.26           Form of Indemnification Agreement (Filed herewith).

        10.27           Form of Tax Agreement (Previously filed).

        12.1            CIT Group Inc. and Subsidiaries Computation of Earnings to
                        Fixed Charges (Previously filed).

        21.1            Subsidiaries of CIT (Previously filed).

        23.1            Consent of PricewaterhouseCoopers LLP (CIT Group Inc.)
                        (Previously filed).

        23.2            Consent of KPMG LLP (Previously filed).

        23.3            Consent of PricewaterhouseCoopers LLP (CIT Group Inc. (Del))
                        (Previously filed).

        23.4            Consent of PricewaterhouseCoopers LLP (Tyco Capital Holding,
                        Inc.) (Previously filed).

        23.5 Consent of Wilmer, Cutler & Pickering (contained in the opinion filed as Exhibit 5.1 hereto).

        23.6            Consent of John S. Chen to be named as director (Previously filed).

        23.7            Consent of William A. Farlinger to be named as director
                        (Previously filed).

        23.8            Consent of Hon. Thomas H. Kean to be named as director
                        (Previously filed).

        23.9            Consent of Edward J. Kelly III to be named as director
                        (Previously filed).

        23.10           Consent of Peter J. Tobin to be named as director
                        (Previously filed).

        24.1            Powers of Attorney (Previously filed).